EXECUTION VERSION

FIRST AMENDMENT
TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of November 20, 2019 (this “Amendment”) is by and among (a) NOODLES & COMPANY (the “Borrower”), (b) each of the Guarantors (as defined in the Credit Agreement referred to below) signatory hereto, (c) U.S. BANK NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender (each such term defined in the Credit Agreement referred to below) and (d) the lenders signatory hereto and amends that certain Credit Agreement, dated as of May 9, 2018 (as further amended, restated, extended, supplemented, modified and otherwise in effect from time to time, the “Credit Agreement”), by and among the Borrower, the other Loan Parties (as defined in the Credit Agreement) party thereto, the Lenders (as defined in the Credit Agreement) party thereto, the Administrative Agent, and U.S. Bank National Association, as L/C Issuer and Swing Line Lender. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, upon satisfaction of the conditions set forth herein, the Revolving Credit Facility Blockage Conditions described in the Credit Agreement will be satisfied;
WHEREAS, upon satisfaction of the Revolving Credit Facility Blockage Conditions, each Lender’s portion of the outstanding Revolving Credit Commitments and Term Loan Commitments (together with all currently outstanding Loans) shall now be rebalanced in a manner consistent with the methodology for Increasing Lenders and Augmenting Lenders described in Section 2.16 of the Credit Agreement;
WHEREAS, in order to carry out such rebalancing and such other modifications, the Borrower has requested that the Administrative Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment and issue new Notes to reflect such rebalancing;
WHEREAS, prior to the date hereof the Borrower dissolved the following Loan Parties: (a) THE NOODLE SHOP, CO. – MARYLAND, INC., a Maryland corporation; (b) THE NOODLE SHOP, CO. – WASHINGTON COUNTY, LLC, a Maryland limited liability company; (c) THE NOODLE SHOP, CO. – MONTGOMERY COUNTY, MARYLAND, a Maryland corporation; (d) THE NOODLE SHOP, CO. – CHARLES COUNTY, INC., a Maryland corporation; (e) THE NOODLE SHOP, CO. – HOWARD COUNTY, INC., a Maryland corporation; (f) THE NOODLE SHOP, CO. – HARFORD COUNTY, LLC, a Maryland limited liability company; and (g) THE NOODLE SHOP, CO. – CARROLL COUNTY, LLC, a Maryland limited liability company (collectively, the “Dissolved Subsidiaries”), and the Borrower has requested that the Administrative Agent and the Lenders consent to the dissolution of the Dissolved Subsidiaries; and
WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement and consent to the dissolution of the Dissolved Subsidiaries as provided more fully herein below.
NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.Amendments to the Credit Agreement.
§1.1    Amendment to Section 1.01. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated as follows:
“Applicable Rate” means, applicable percentage per annum set forth below for each Type of Loan (and for the Letter of Credit Fees and Commitment Fees) determined by reference to the Consolidated Total Lease Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Lease Adjusted Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans	Commitment Fee
1	<3.00:1.00	2.00%	1.00%	0.20%
2	>3.00:1.00 but <3.50:1.00	2.25%	1.25%	0.25%
3	>3.50:1.00 but <4.00:1.00	2.50%	1.50%	0.30%
4	>4.00:1.00	2.75%	1.75%	0.35%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Lease Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Sections 2.08(b) and 2.10.
§1.2    Amendment to Section 1.01. The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes paid or payable, (iii) depreciation and amortization expense, (iv) Consolidated Restaurant Pre-Opening Costs in an amount not to exceed an average of $85,000 per Restaurant for all Restaurants incurred during such Measurement Period, (v) non-cash rent expense, (vi) non-cash compensation expense, (vii) non-recurring expenses or charges (or minus non-recurring income items) reducing (or in the case of non-recurring income, increasing) such Consolidated Net Income, in each case, which do not represent a cash item in such period or any future period, (viii) without duplication of any add backs pursuant to clause (vii) above, non-recurring cash expenses (including severance payments) or charges and non-recurring non-cash charges, (ix) without duplication of any other amounts herein, one-time non-recurring cash expenses or charges and non-recurring non-cash charges associated with (A) the Identified Restaurant Closures/Re-Franchisings (2017) in an aggregate amount not to exceed (1) $15,000,000 prior to the First Amendment Effective Date and (2) $3,000,000 on or after the First Amendment Effective Date, when combined with any addbacks under clause (B)(2) below and (B) the 16 Restaurant locations that closed in the fourth Fiscal Quarter of the Borrower of 2015 in an aggregate amount not to exceed (1) $900,000 prior to the First Amendment Effective Date and (2) $3,000,000 on or after the First Amendment Effective Date, when combined with any addbacks under clause (A)(2) above, (x) one time fees and out of pocket expenses incurred in connection with Permitted Acquisitions, and (xi) fees and expenses arising from the Transaction or any follow-on public offering, sale or registration of the Borrower’s securities.
§1.3    Amendment to Section 1.01. The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:
“Maturity Date” means November 20, 2024; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
§1.4    Amendment to Section 1.01 Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
“2019/2020 Permitted Equity Interest Repurchases” means the repurchase by Borrower of up to $15,000,000 of Borrower’s Equity Interest during the 12 month period beginning on November 20, 2019 and ending on November 20, 2020.
“CardFact Acquisition” means the acquisition of all of the Equity Interests of CardFact XI, Inc., a Florida corporation (“CardFact XI”), by a Loan Party (including by means of a merger of CardFact XI with and into a Loan Party) pursuant to an acquisition agreement reasonably acceptable to the Administrative Agent, provided that either (i) CardFact XI shall merge with and into a Loan Party, with a Loan Party being the surviving entity or (ii) CardFact XI will become a Loan Party and otherwise comply with the requirements of Section 6.12 in connection with such acquisition.
“First Amendment Effective Date” means November 20, 2019.
§1.5    Amendment to Section 2.07. Section 2.07 of the Credit Agreement is hereby amended by amending and restating clause (c) of such section in its entirety as follows:

(c)    The Borrower shall repay the Term Loans on each date set forth below (or, if such date is not a Business Day, on the immediately succeeding Business Day) in the aggregate principal amount set forth opposite such date:

Date	Amount
the last day of the Fourth Fiscal Quarter of Fiscal Year 2019 (December 31, 2019)	$187,500
the last day of the First Fiscal Quarter of Fiscal Year 2020 (March 31, 2020)	$187,500
the last day of the Second Fiscal Quarter of Fiscal Year 2020 (June 30, 2020)	$187,500
the last day of the Third Fiscal Quarter of Fiscal Year 2020 (September 29, 2020)	$187,500
the last day of the Fourth Fiscal Quarter of Fiscal Year 2020 (December 29, 2020)	$187,500
the last day of the First Fiscal Quarter of Fiscal Year 2021 (March 30, 2021)	$187,500
the last day of the Second Fiscal Quarter of Fiscal Year 2021 (June 29, 2021)	$187,500
the last day of the Third Fiscal Quarter of Fiscal Year 2021 (September 28, 2021)	$187,500
the last day of the Fourth Fiscal Quarter of Fiscal Year 2021 (December 28, 2021)	$375,000
the last day of the First Fiscal Quarter of Fiscal Year 2022 (March 29, 2022)	$375,000
the last day of the Second Fiscal Quarter of Fiscal Year 2022 (June 28, 2022)	$375,000
the last day of the Third Fiscal Quarter of Fiscal Year 2022 (September 27, 2022)	$375,000
the last day of the Fourth Fiscal Quarter of Fiscal Year 2022 (January 3, 2023)	$531,250
the last day of the First Fiscal Quarter of Fiscal Year 2023 (April 4, 2023)	$531,250
the last day of the Second Fiscal Quarter of Fiscal Year 2023 (July 4, 2023)	$531,250
the last day of the Third Fiscal Quarter of Fiscal Year 2023 (October 3, 2023)	$531,250

Date	Amount
the last day of the Fourth Fiscal Quarter of Fiscal Year 2023 (January 2, 2024)	$625,000
the last day of the First Fiscal Quarter of Fiscal Year 2024 (April 2, 2024)	$625,000
the last day of the Second Fiscal Quarter of Fiscal Year 2024 (July 2, 2024)	$625,000
the last day of the Third Fiscal Quarter of Fiscal Year 2024 (October 1, 2024)	$625,000

To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the Borrower on the Maturity Date.
§1.6    Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (m) of such section, (ii) re-lettering clause (n) of such section as a new clause (o) of such section and (iii) adding a new clause (n) of such section as follows:
(n)    the CardFact Acquisition; provided, that the total cash consideration paid shall not exceed $10,000; and
§1.7    Amendment to Section 7.04. Section 7.04 of the Credit Agreement is hereby amended by amending and restating clause (e) of such section in its entirety as follows:
(e)    in connection with any Permitted Acquisition or the CardFact Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person (other than the Borrower) to merge into or consolidate with it; provided that the Person surviving such merger shall be a Loan Party;
§1.8    Amendment to Section 7.06. Section 7.06 of the Credit Agreement is hereby amended by amending and restating clause (e) of such section in its entirety as follows:
(e)    the Borrower may purchase, redeem or otherwise retire Equity Interests; provided that, before or after giving effect to any such purchase, redemption or acquisition of Equity Interests, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) after giving pro forma effect to any such purchase or redemption, the Consolidated Total Lease Adjusted Leverage Ratio is less than 3.50 to 1.00; provided that the 2019/2020 Permitted Equity Interest Repurchases shall not be subject to the restrictions of Section 7.06(e)(ii).
§1.9    Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (a) of such section in its entirety as follows:
(a)    Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio as of the end of any Measurement Period to be greater than the applicable ratio set forth below opposite such Measurement Period:

Measurement Period End Date	Maximum Consolidated Total Lease Adjusted Leverage Ratio
the last day of the Fourth Fiscal Quarter of Fiscal Year 2019 (December 31, 2019)	4.50 to 1.00
the last day of the First Fiscal Quarter of Fiscal Year 2020 (March 31, 2020)	4.50 to 1.00
the last day of the Second Fiscal Quarter of Fiscal Year 2020 (June 30, 2020)	4.50 to 1.00
the last day of the Third Fiscal Quarter of Fiscal Year 2020 (September 29, 2020)	4.50 to 1.00
the last day of the Fourth Fiscal Quarter of Fiscal Year 2020 (December 29, 2020)	4.25 to 1.00
the last day of the First Fiscal Quarter of Fiscal Year 2021 (March 30, 2021)	4.25 to 1.00
the last day of the Second Fiscal Quarter of Fiscal Year 2021 (June 29, 2021) and the last day of each Fiscal Quarter ending thereafter.	4.00 to 1.00

§1.10    Amendment to Section 7.11. Section 7.11 of the Credit Agreement is hereby amended by amending and restating clause (b) of such section in its entirety as follows:
(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period of the Borrower ending on any Fiscal Quarter end date to be less than 1.25 to 1.00.
§1.11    Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended by restating such section in its entirety as follows:
7.12    Capital Expenditures. Make or become legally obligated to make any Capital Expenditures in an amount exceeding (i) $34,000,000 in Fiscal Year 2019, (ii) $37,000,000 in Fiscal Year 2020 and (iii) $45,000,000 in Fiscal Year 2021 and each Fiscal Year thereafter; provided, however, that the Capital Expenditure limit referenced above will be increased in any period by the positive amount equal to 50% of the amount (if any) equal to the difference obtained by taking the Capital Expenditure limit minus the actual amount of any Capital Expenditures expended during such prior period (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding period and may not be carried forward to the next succeeding year. Capital Expenditures shall be determined by reference to Borrower’s statement of cash flow.

§1.12    Amendment to Schedules. Schedules 2.01, 5.08(b), 5.13, 5.17, 5.20, 5.21 and 5.22 are hereby deleted in their entirety and replaced with Schedules 2.01, 5.08(b), 5.13, 5.17, 5.20, 5.21 and 5.22 attached as Attachment A hereto.
§2.    Consent to Dissolution of Dissolved Subsidiaries. Pursuant to Section 11.01 of the Credit Agreement, the Lenders party hereto constitute the Required Lenders necessary to consent to the dissolution of the Dissolved Subsidiaries. Pursuant to the terms hereof, the Lenders party hereto hereby consent to the dissolution of the Dissolved Subsidiaries. The Lenders and the Borrower agree that: Schedule 2(a) of the Pledge Agreement is deleted and replaced with Attachment B hereto.
§3.    Removal of Revolving Credit Facility Blockage. Each Loan Party and each of the Lenders party hereto, acknowledge and agree, that upon satisfaction of the conditions set forth in Section 6, pursuant to Section 2.17 of the Credit Agreement, the Revolving Credit Facility Blockage Conditions will be satisfied and each Lender’s portion of the Revolving Credit Commitments and Term Loan Commitments (together with all currently outstanding Loans) shall be rebalanced in a manner consistent with the methodology for Augmenting Lenders described in Section 2.16 of the Credit Agreement.
§4.    Affirmation and Acknowledgment. Each Loan Party hereby ratifies and confirms all of its Obligations to the Lenders and the Administrative Agent, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Agreement as amended hereby. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Loan Documents to the Administrative Agent, on behalf and for the benefit of the Secured Parties, as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continues to be and remains collateral security for the Obligations. Each of the Guarantors party to the Guaranty hereby acknowledges and consents to this Amendment and agrees that the Guaranty and all other Loan Documents to which each of the Guarantors are a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its Obligations thereunder.
§5.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent as follows:
(a)The execution, delivery and performance by each Loan Party of this Amendment and the performance by such Loan Party of its obligations and agreements under this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation (other than the creation of Liens under the Loan Documents) to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law, except to the extent that any such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)This Amendment has been duly executed and delivered by such Loan Party. Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, whether enforcement is sought by a proceeding in equity or at law.
(c)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by such Loan Party of this Amendment or the Credit Agreement as amended hereby.
(d)The representations and warranties of such Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement, respectively.
(e)As of the date hereof, after giving effect to this Amendment, there exists no Default or Event of Default.
§6.    Conditions. This Amendment shall become effective on the date when each of the following conditions precedent have been satisfied (the “First Amendment Effective Date”):
(a)This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agent and the Lenders.
(b)[Reserved].
(c)The Administrative Agent shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form, scope and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall have received a favorable opinion of Hogan Lovells US LLP, Colorado and Virginia local law counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, in form, scope and substance reasonably satisfactory to the Administrative Agent.

(e)The Administrative Agent shall have received certificates executed by a Responsible Officer of each Loan Party attaching (i) resolutions or other action authorizing the actions under this Amendment and the Credit Agreement as amended hereby, (ii) incumbency certificates, (iii) certified copies of the Organization Documents of such Loan Party, in each case, certified as true, accurate and complete and in effect on the date hereof (or a certification that there shall have been no changes to the Organization Documents of such Loan Party since the most recent date that certified copies of such Organization Documents were delivered to the Administrative Agent) and (iv) such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization.
(f)The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying (i) that the conditions specified in this Section 6 have been satisfied, and (ii) that there has been no event or circumstance since December 31, 2018 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
(g)The representations and warranties set forth in Section 5 hereof shall be true and correct.
(h)All fees and expenses due and owing to the Administrative Agent and the Lenders and required to be paid on or before the First Amendment Effective Date pursuant to that certain First Amendment to Credit Agreement Fee Letter dated as of November 20, 2019 by and between the Administrative Agent and the Borrower, shall have been paid (or shall be paid concurrently with the closing of this Amendment).
(i)The Administrative Agent shall have been reimbursed for all reasonable and documented fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, to the extent documented and delivered to the Borrower prior to the date hereof (for the avoidance of doubt, a summary statement of such fees, charges and disbursements shall be sufficient documentation for the obligations set forth in this Section 6(i); provided that supporting documentation for such summary statement is provided promptly thereafter).
§7.    Miscellaneous Provisions.
§7.1    Except as expressly amended or otherwise modified by this Amendment, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. No amendment, consent or waiver herein granted or agreement herein made shall extend beyond the terms expressly set forth herein for such amendment, consent, waiver or agreement, as the case may be, nor shall anything contained herein be deemed to imply any willingness of the Administrative Agent or the Lenders to agree to, or otherwise prejudice any rights of the Administrative Agent or the Lenders with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit the Borrower or any other Loan Party to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement, or any related agreement or instrument, to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended hereby. This Amendment shall constitute a Loan Document.
§7.2    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
§7.3    THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
§7.4    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
§7.5    The Borrower hereby agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable and documented out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including legal fees).
§7.6    The provisions of this Amendment are solely for the benefit of the Loan Parties, the Administrative Agent and the Lenders and no other Person shall have rights as a third party beneficiary of any of such provisions.
§7.7    The Joining Lender agrees that from and after the date hereof it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder. Each of the Administrative Agent, each Lender other than the Joining Lender, the Borrower and each Guarantor agrees that, as of the date hereof, the Joining Lender shall be a party to the Credit Agreement and the other Loan Documents and shall be a Lender for all purposes of the Credit Agreement and the other Loan Documents and shall have the rights and obligations of a Lender under the Credit Agreement and all other Loan Documents.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

NOODLES & COMPANY, a Delaware corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	Secretary

TNSC, INC., a Colorado corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - COLORADO, INC., a Colorado corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - WISCONSIN, INC., a Wisconsin corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - ILLINOIS, INC., an Illinois corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - VIRGINIA, INC., a Virginia corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - KANSAS, LLC, a Kansas limited liability company

By:	TNSC, Inc.
its Member

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

THE NOODLE SHOP, CO. - DELAWARE, INC., a Delaware corporation

By:	/s/ Melissa Heidman
Name:	Melissa Heidman
Title:	President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender, Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Courtney A. Boltz________________
Name:	Courtney A. Boltz
Title:	Vice President

COMMUNITY BANKS OF COLORADO, A DIVISION OF NBH BANK,
as a Lender

By:	/s/ Edward Southwick________________
Name:	Edward Southwick
Title:	Relationship Manager/Vice President

JOINING LENDER	FIRST HORIZON BANK,
as a Lender

	By:	/s/ Daniel Nunes________________
	Name:	Daniel Nunes
	Title:	Authorized Signatory

JOINING LENDER	BBVA USA,
as a Lender

	By:	/s/ Jake Wesley____________________
	Name:	Jake Wesley
	Title:	Assistant Vice President

Attachment A
[Disclosure Schedules to Credit Agreement]
On file with the Administrative Agent.

Attachment B
[Schedule 2(a) of the Pledge Agreement]
On file with the Administrative Agent.